Exhibit 10.6

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of                     , 2008 by and between North Asia Investment Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form F-1, File No. 333-148378 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Citigroup Global Markets Inc. (the “Representative”) is acting as the representative of the underwriters in the IPO pursuant to an underwriting agreement dated on or about the date hereof between the Company and the Representative (the “Underwriting Agreement”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Memorandum and Articles of Association, $59,705,000 of the gross proceeds of the IPO and the issuance and sale of 2,455,000 warrants in a private placement to the Company’s sponsors, Thomas Chan-Soo Kang and Allister Morrison, (or $68,435,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s ordinary shares, par value $.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”, the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $2,400,000 (or $2,760,000 if the underwriters’ over-allotment option is exercised in full, subject to proportional adjustment pursuant to the Underwriting Agreement if the underwriters’ over-allotment option is exercised in part, but not in full, prior to its expiration as specified in a notice pursuant to Paragraph 1(i) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the underwriters upon the consummation of an Initial Business Combination (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.	Agreements and Covenants of Trustee. The Trustee is hereby appointed to serve as Trustee hereunder, and the Trustee hereby agrees to act as Trustee upon the terms and conditions set forth herein. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee in London at HSBC;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative to do so;

(h) Render to the Company and to the Representative, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the Last Date (as defined in Section 3(h) below), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the shareholders of record on the Last Date. In all cases, the Trustee shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances;

(j) Distribute the Deferred Discount to the Representative on behalf of the Underwriters upon receipt of written notice from the Company; and

(k) Distribute upon receipt of an Extension Notification Letter, to Public Shareholders who exercised their conversion rights in connection with an Extension an amount equal to the pro rata share of the Property relating to the ordinary shares for which such Public Shareholders have exercised conversion rights in connection with a vote of shareholders for an Extension.

2.	Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, signed on behalf of the Company by a duly authorized executive officer of the Company, the Trustee shall distribute to the Company the amount requested by the Company to cover any of the Company’s tax obligations;

(b) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by a duly authorized executive officer of the Company, the Trustee shall distribute to the Company the amount requested by the Company to cover expenses related to administrative expenses, investigating and selecting a target business and other working capital requirements; provided, however, that the aggregate amount of all such distributions pursuant to this subsection shall not exceed $1,500,000 and the Company will not be allowed to withdraw interest income earned on the trust account unless there is sufficient funds available to pay the Company’s tax obligations that are or will be due on such interest income at an assumed rate of 40% or otherwise then due at that time; and

(c) The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from interest collected on the Property. Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i), 1(j) and 1(k) hereof.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board or Chief Executive Officer or other authorized officer. In addition, except with respect to its duties under paragraphs 1(i), 1(j), 1(k), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2 as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Section 2. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d) Within five business days after the underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount, which shall in no event be less than $2,400,000;

(e) In connection with any vote of the Company’s shareholders regarding a Business Combination or an Extension, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes (which firm may be the Trustee) verifying the vote of the Company’s shareholders regarding such Business Combination or Extension;

(f) Within five business days after the consummation of the initial IPO, provide the Trustee with a notice in writing (with a copy to the Representative) indicating the date that is 18 months after the date of the Company’s final prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the IPO (such date, the “Initial Last Date”);

(g) Within five business days after the Company enters into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a Business Combination, provide the Trustee with a notice in writing (with a copy to the Representative) indicating that the Company entered into a definitive agreement prior to the Initial Last Date and that the Initial Last Date has been extended to the date that is 24 months after the date of the Company’s final prospectus filed pursuant to Rule

424(b) of the Securities Act of 1933, as amended, in connection with the IPO (such date, the “Second Last Date”); and

(h) Within five business days after the vote of the Company’s shareholders regarding an Extension (as described in paragraph (e) above) provide the Trustee with a letter (an “Extension Notification Letter”) (with a copy to the Representative) providing that (i) the Initial last Date (or the Second Last Date) has been extended (an “Extension”) to a date that is not more than 36 months after the consummation of the IPO (such date, the “Extended Last Date”; as used herein the term “Last Date” shall mean the later of (A) the Initial Last Date, (B) the Second Last Date if the Initial Last Date was extended as described in paragraph (g) above, and (C) the Extended Last Date, if there is an Extension), and (ii) instructions for the distribution of funds to Public Shareholders who exercised their conversion option in connection with such Extension.

4.     Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with paragraph 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h) File information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer

& Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Fax No.: (            )             -

if to the Company, to:

North Asia Investment Corporation

Jongro Tower 18F

6 Jongro 2-ga, Jongro-gu

Seoul, Republic of Korea

Attn: Alex J.Kim, Chief Financial Officer

Fax No.: (822) 2198-3339

in either case with a copy to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: David Spivak

Fax No.: (            )             -

and

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

Fax No.: (212) 818-8638

and

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attn: Ann F. Chamberlain, Esq.

Fax No.: (212) 752-5378

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company and the Representative.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) Each of the Company and the Trustee hereby acknowledge that the Representative is a third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

NORTH ASIA INVESTMENT CORPORATION

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between North Asia Investment Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                      (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated (“Counsel’s Letter”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of                     , which verifies the vote of the Company’s shareholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Counsel’s Letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

NORTH ASIA INVESTMENT CORPORATION

By:
Allister Morrison, Chairman of the Board

By:
Alex Kim, Secretary

cc: Citigroup Global Markets Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between North Asia Investment Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable to shareholders of record on the Last Date (as defined in the Trust Agreement). You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Memorandum and Articles of Association of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Memorandum and Articles of Association of the Company and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

NORTH ASIA INVESTMENT CORPORATION

By:
Allister Morrison, Chairman of the Board

By:
Alex Kim, Secretary

cc: Citigroup Global Markets Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Re:	Trust Account No.

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between North Asia Investment Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2008 (“Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $             of the income earned on the Property as of the date hereof. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

NORTH ASIA INVESTMENT CORPORATION

By:
Allister Morrison, Chairman of the Board

By:
Alex Kim, Secretary

cc: Citigroup Global Markets Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Re:	Trust Account No.

Gentlemen:

Pursuant to paragraph 2(b) of the Investment Management Trust Agreement between North Asia Investment Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2008 (“Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $             of the income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to paragraph 2(b), if any, the maximum amount set forth in paragraph 2(b). The Company needs such funds to cover its expenses relating to administrative expenses, investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

NORTH ASIA INVESTMENT CORPORATION

By:
Allister Morrison, Chairman of the Board

By:
Alex Kim, Secretary

cc: Citigroup Global Markets Inc.

EXHIBIT E

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

North Asia Investment Corporation
Jongro Tower 18F
6 Jongro 2-ga, Jongro-gu
Seoul, Korea
Attn: Thomas Chan-Soo Kang	(822) 2198-3330

Trustee:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson	(212) 845-3200